UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 14, 2015, the Board of Directors of Chanticleer Holdings, Inc. (the “Registrant” or “Company”), notified Marcum LLP (“Marcum”) that it was dismissing Marcum as its independent registered public accounting firm and appointed Cherry Bekaert LLP (“CB”) to serve in this capacity. The Company’s audit committee approved this change on October 14, 2015.

Marcum had served as the Registrant’s independent registered public accounting firm and issued the audit report on the Registrant’s financial statements contained in Annual Report on Form 10-K for the years ended December 31, 2014 and 2013 as filed with the Securities and Exchange Commission on April 15, 2015.

Marcum’s audit report on the Company’s financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of uncertainty regarding the Company’s ability as a going concern for the year ended December 31, 2013.

During the years ended December 31, 2014 and 2013 and during the subsequent interim period through October 14, 2015, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than (i) Marcum advised the Company of material weaknesses in the Company’s internal control over financial reporting, which identified weaknesses were reported in Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Registrant has provided Marcum with a copy of this Form 8-K, and has requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated October 15, 2015, indicating that Marcum is in agreement with such disclosures, is filed as Exhibit 16.1 to this Form 8-K.

During the Registrant’s two most recent fiscal years and the subsequent interim period through October 14, 2015, (1) neither we nor anyone on our behalf consulted CB regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) CB did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

Item 8.01 Other Events

During August 2015, Chanticleer Holdings, Inc. (“Chanticleer”) and PCS Investments Pty Ltd. (“PCS”), its new business partner in Australia, entered in to agreements to acquire the assets of Chanticleer’s five Australia entities from the voluntary administrators appointed to review their affairs and assess their financial condition.

Chanticleer has now closed the acquisition of the assets of all of the Hooters Australia entities. Chanticleer’s ownership in the acquired Hooters Australia stores is 80% with 20% owned by PCS, for an aggregate purchase price to Chanticleer of approximately $800,000.

Item 9.01 Exhibits

(d) Exhibits

Exhibit 16.1 Letter dated October 16, 2015 from Marcum LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: October 19, 2015	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer